EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


U.S. Home & Garden Inc.
San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 1, 1997, except for Note 15 which is dated as of September 15, 1997, relating to the consolidated financial statements and schedule of U.S. Home & Garden Inc. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.


                                                      /s/ BDO Seidman, LLP
                                                      -------------------------
                                                      BDO Seidman, LLP

San Francisco, California
January 14, 1998